INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Numbers 33-99112 and 333-6859 on Form S-8 of Monterey Bay Bancorp, Inc. of our report dated February 11, 2000, March 6, 2000 as to Note 14 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement described in Note 24), appearing in this Annual Report on Form 10-K of Monterey Bay Bancorp, Inc. for the year ended December 31, 1999.




/s/ Deloitte & Touche LLP
San Francisco, California
March 27, 2000